EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-57648, 333-15679, 333-33885, 333-47536, 333-47538 and 333-88387 on Form S-8 of our report dated May 14, 2010, relating to the consolidated financial statements and financial statement schedule of Material Sciences Corporation appearing in this Annual Report on Form 10-K of Material Sciences Corporation for the year ended February 28, 2010.

DELOITTE & TOUCHE LLP

Chicago, IL

May 14, 2010

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